Exhibit 99.1

diaDexus, Inc. Reports Second Quarter 2012 Financial Results

Eighth consecutive quarter of year-over-year revenue growth

SOUTH SAN FRANCISCO, Calif., August 7, 2012 — diaDexus, Inc. (OTCQB: DDXS), a company focused on the development and commercialization of proprietary cardiovascular diagnostic products, today announced financial results for the second quarter of 2012.

Total revenues for the second quarter ended June 30, 2012 were $5.1 million, a 34% increase over $3.8 million reported in the second quarter of 2011, marking the eighth consecutive quarter of year-over-year revenue growth. Total operating expenses for the quarter were $5.8 million, versus $6.3 million for the second quarter of 2011. The company’s net loss for the quarter narrowed significantly to $0.8 million, or $0.02 per share, from a net loss of $2.5 million, or $0.05 per share, in the second quarter of 2011. The improvement in net loss for the quarter was largely due to greater sales of PLAC® Test in the United States, as well as reductions in general and administrative expenses, somewhat offset by higher sales, marketing and product costs. Cash and investments at June 30, 2012 were $14.6 million compared to $15.9 million at March 31, 2012 and $17.2 million at December 31, 2011.

diaDexus maintained its guidance for 2012 total revenues at $20 to $21 million and lowered projected cash use in operations to a range of $5 to $6 million for 2012 from a prior projection of $6 million.

“Our second quarter revenues reflect increasing market demand for our unique PLAC® Test, continued growth in our customer base of cardiovascular specialty laboratories, and initial sales and marketing efforts in Europe. As we anticipated, test orders are increasing, new customers are coming on board, and a broader group of physicians are using advanced cardiovascular risk profiles for their patients in order to reduce and prevent cardiac and stroke events. Our PLAC® Test has clearly become an integral part of these very important risk profiling activities,” said Brian Ward, Ph.D., diaDexus’ President and Chief Executive Officer.

Webcast

diaDexus will host a webcast on Tuesday, August 7 at 1:15 PM PT (4:15 PM ET) to discuss the second quarter 2012 results. The webcast may be accessed via the company’s website at www.diadexus.com/webcast.

About diaDexus, Inc.

diaDexus, Inc., based in South San Francisco, California, is focused on the development and commercialization of proprietary cardiovascular diagnostic products addressing unmet needs in cardiovascular disease. The company’s PLAC® Test ELISA Kit is the only blood test cleared by the FDA to aid in predicting risk for both coronary heart disease and ischemic stroke associated with atherosclerosis, the #1 and #3 causes of death, respectively, in the United States. The company’s PLAC® Test for Lp-PLA2 Activity, a CE-marked test, is an indicator of atherosclerotic cardiovascular disease, the #1 cause of death in Europe. diaDexus is ISO 13485 certified and is manufacturing the PLAC Test for Lp-PLA2 Activity on-site. For more information, please visit the company's website at www.diaDexus.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations and intentions with respect to future operations and continued revenue growth, products and other statements that are not historical in nature, particularly those that use terminology such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “estimates” or comparable terminology. Forward-looking statements are based on current expectations and assumptions and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to diaDexus that could cause actual results to differ materially from those expressed in such forward-looking statements include diaDexus’ ability and timing to submit a new 510(k) application for, and obtain FDA clearance of, its new automated Lp-PLA2 Activity test; diaDexus’ ability to gain acceptance of its PLAC® Test products in the marketplace, including its ability to demonstrate that treatment of individuals based on their Lp-PLA2 levels improves clinical outcomes in prospective clinical studies; diaDexus’ high degree of customer concentration, including the downward pressure that its largest customers may be able to exert on its product pricing; diaDexus’ relationship with key customers, including GlaxoSmithKline, the licensor of Lp-PLA2; third party payors’ acceptance of and reimbursement for the PLAC® Tests; diaDexus’ ability to develop and commercialize new products and services; various risks associated with the international expansion of diaDexus’ business; diaDexus’ ability to successfully launch and commercialize the PLAC® Test for Lp-PLA2 Activity in Europe, and its dependence on its distributors for foreign sales of that test; diaDexus’ ability to initiate and continue to manufacture the PLAC® Test for Lp-PLA2 Activity at its facility in South San Francisco, California; the adequacy of diaDexus’ intellectual property rights; diaDexus’ ability to satisfy its obligations under its license agreements, to maintain its license rights under those license agreements and to enter into any necessary licenses on acceptable terms; diaDexus’ ability to attract, retain and motivate qualified personnel; the effects of U.S. and foreign government regulations and diaDexus’ ability to comply with such regulations; diaDexus’ limited revenue and cash resources; and diaDexus’ significant corporate expenses, including real estate lease liabilities and expenses associated with being a public company. Future financing needs will depend on the diaDexus’ ability to continue increasing the rate of adoption for its products by physicians and its progress in expanding insurance coverage for the PLAC® Test. Additional factors that could cause diaDexus’ results to differ materially from those described in the forward-looking statements can be found in diaDexus’ most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission, and available at the SEC’s web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and diaDexus disclaims any intention and does not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

— Tables follow —

DIADEXUS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
License revenue	$77	$77	$153	$153
Royalty revenue	1,037	944	2,074	1,949
Product sales	4,002	2,646	7,832	4,886
Product sales to related party	—	160	—	160

Total revenues	5,116	3,827	10,059	7,148
Operating costs and expenses:
Product costs	1,598	1,205	3,317	2,337
Sales and marketing	1,450	977	2,632	2,084
Research and development	1,093	1,274	2,385	2,766
General and administrative	1,704	2,842	3,680	4,956

Total operating costs and expenses	5,845	6,298	12,014	12,143

Loss from operations	(729)	(2,471)	(1,955)	(4,995)
Interest income, interest expense and other income (expense), net:
Interest income	4	15	11	32
Interest expense	(102)	—	(203)	—
Other income (expense), net	—	—	(3)	—

Loss before income tax	(827)	(2,456)	(2,150)	(4,963)
Income tax	—	—	(3)	(3)

Net loss	$(827)	$(2,456)	$(2,153)	$(4,966)

Basic and diluted net loss per share:	$(0.02)	$(0.05)	$(0.04)	$(0.09)

Weighted average shares used in computing basic and diluted net loss per share	53,067,793	53,067,057	53,067,419	53,067,057

DIADEXUS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

	June 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,378	$10,484
Short-term investment securities	2,250	6,492
Accounts receivable	2,387	2,408
Inventories	227	117
Restricted cash	—	400
Assets held for sale	302	304
Prepaid expenses and other current assets	813	975

Total current assets	18,357	21,180
Long-term investments	—	250
Restricted cash	1,400	1,400
Property and equipment, net	1,383	1,350
Other long-term assets	130	175

Total assets	$21,270	$24,355

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$586	$882
Notes payable, current portion	1,209	372
Deferred revenues, current portion	340	331
Unfavorable lease obligations	539	492
Accrued and other current liabilities	1,934	2,469

Total current liabilities	4,608	4,546
Non-current portion of notes payable	3,712	4,526
Non-current portion of deferred revenue	378	530
Non-current portion of deferred rent	314	266
Non-current portion of unfavorable lease obligation	2,776	3,063
Other long term liabilities	318	284

Total liabilities	12,106	13,215
Stockholders’ equity:
Preferred stock	—	—
Common stock	531	531
Additional paid-in capital	205,730	205,557
Accumulated other comprehensive loss	(1)	(5)
Accumulated deficit	(197,096)	(194,943)

Total stockholders’ equity	9,164	11,140

Total liabilities and stockholders’ equity	$21,270	$24,355

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